UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

BRE Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-14306	94-1722214
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices including zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2006, we entered into amended and restated employment agreements with each of Constance B. Moore, our President and Chief Executive Officer, Edward F. Lange, Jr., our Executive Vice President and Chief Financial Officer, Bradley P. Griggs, our Executive Vice President and Chief Investment Officer, and Deirdre A. Kuring, our Executive Vice President, Asset Management. The amended and restated employment agreements memorialize the terms of employment of those officers in effect subsequent to January 1, 2005. The terms of the amended and restated employment agreements are similar in all material respects to the employment arrangements in effect prior to the effective date of amendments disclosed in our proxy statement for our 2006 annual meeting of stockholders, except for the amended provisions described below. Copies of the amended and restated agreements are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein.

If the severance benefits provided to the officer under the amended and restated agreements, when aggregated with any other benefits received by the officer, would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the Code), and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis. The amended and restated employment agreements also provide that, in addition to the maximum severance benefits payable to the executives described in our proxy statement for our 2006 annual meeting of stockholders, terminated executives may also receive, depending on the cause for the termination, a lump sum payment equal to a pro-rated estimated annual bonus for the current year and a pro-rated portion of the bonus amount payable under the executive’s long-term bonus arrangement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Constance B. Moore, dated as of November 20, 2006.

10.2	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Edward F. Lange, Jr., dated as of November 20, 2006.

10.3	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Bradley P. Griggs, dated as of November 20, 2006.

10.4	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Deirdre A. Kuring, dated as of November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President,
Chief Financial Officer and Secretary

Date: November 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Constance B. Moore, dated as of November 20, 2006.

10.2	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Edward F. Lange, Jr., dated as of November 20, 2006.

10.3	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Bradley P. Griggs, dated as of November 20, 2006.

10.4	Amended and Restated Employment Agreement, by and between BRE Properties, Inc. and Deirdre A. Kuring, dated as of November 20, 2006.